EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Form S-1 Registration Statement of our report dated March 31, 2015, relating to the financial statements of Innovative Food Holdings, Inc., which appear in this Registration Statement and related Prospectus.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

                                                                                                             /s/ Liggett, Vogt & Webb, P.A.

New York, New York
June 9, 2015